Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT (PERFORMANCE SHARES)

PURSUANT TO THE

CIVITAS SOLUTIONS, INC. 2014 OMNIBUS INCENTIVE PLAN

*  *  *  *  *

Participant:	[ ]

Grant Date:	[ ]

Target Number of Restricted Stock Units (the “Target RSUs”): [                    ]

Maximum Number of Shares of Common Stock that may be issued pursuant to this Agreement (the “Maximum Shares”): [                    ]1

*  *  *  *  *

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (PERFORMANCE SHARES) (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Civitas Solutions, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Civitas Solutions, Inc. 2014 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Restricted Stock Unit Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.

2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Target RSUs specified above, with the actual number of shares of Common Stock to be issued pursuant to this Award contingent upon satisfaction of the vesting conditions described in Section 3 hereof, subject to Section 4, which may not exceed the Maximum Shares. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides,

[1]	NTD: Maximum number of shares to equal 250% of the target.

or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting.

(a) The RSUs subject to this Award shall be subject to both a time-based vesting condition (the “Time-Based Condition”) and a performance-based vesting condition (the “Performance Condition”), as described herein. Except as expressly provided herein, none of the RSUs (or any portion thereof) shall be “vested” for purposes of this Agreement unless and until both the Time-Based Condition and the Performance Condition for such RSUs are satisfied. The number of RSUs that are “vested” for purposes of this Agreement at any time shall equal the product of (i) the number of the RSUs that have satisfied the Time-Based Condition and (ii) the percentage level at which the Performance Condition has been satisfied.

(i) The Time-Based Condition for the RSUs shall be satisfied on September 30, 2018, subject to the Participant not incurring a Termination prior to such date. There shall be no proportionate or partial satisfaction of the Time-Based Condition prior to such date, except as specifically provided in this Agreement.

(ii) The percentage level at which the Performance Condition shall be satisfied shall be based upon the level at which the Adjusted EBITDA performance goal (as defined below) is satisfied, but then as further modified by the level at which the Relative TSR (as defined below) performance goal is satisfied, in each case as determined pursuant to the table below. More specifically, the total percentage level at which the Performance Condition is satisfied shall be determined by the Committee following the end of the Company’s fiscal year ending September 30, 2018 and shall equal the product of (x) the percentage determined based upon the level at which Adjusted EBITDA is satisfied, determined in accordance with the first table below and (y) the TSR modifier determined based upon Relative TSR for the performance period, determined in accordance with the second table below.

ADJUSTED EBITDA

Level of Performance	Adjusted EBITDA	Preliminary Percentage for which the Performance Condition is Satisfied
Threshold	92.7% of Target	50%
Target	100% of Target	100%
Maximum	107.3% of Target	200%

RELATIVE TSR MODIFIER

Relative TSR	TSR MODIFIER
Less than 25%	75%
25% or greater but less than 75%	100%
75% or greater	125%

For purposes of this Section 3(a), (A) the term “Adjusted EBITDA” shall mean the “Adjusted EBITDA” as defined for purposes of the Company’s earnings release disseminated to its shareholders and furnished on a Form 8-K, or similar public disclosure documents, determined for the Company’s fiscal year ending September 30, 2018 (the “Performance Period”), as determined by the Committee in its reasonable discretion. The “Target” level associated with Adjusted EBITDA shall be established by the Committee, and will be communicated in writing separately to the Participant by the Company within thirty (30) days following the date first above written. For the avoidance of doubt, in no event shall the Performance Condition be deemed satisfied unless Adjusted EBITDA equals or exceeds the threshold level provided in the table above. To the extent that actual Adjusted EBITDA is between the threshold and target levels or between the target and maximum levels described in the table above, the percentage at which the Performance Condition is satisfied shall be determined on a pro rata basis using straight-line interpolation; provided that the Performance Condition shall not be satisfied and no Target RSUs shall become vested if the actual Adjusted EBITDA is less than the threshold level of performance; and provided, further, that the maximum number of Target RSUs that satisfy the Performance Condition shall not exceed 200% of the Target RSUs.

For purposes of this Section 3(a), the term “Relative TSR” shall mean a percentage ratio determined where (x) the numerator is the total shareholder return of the Company’s Common Stock (expressed as a percentage) and (y) the denominator is the total shareholder return of the Russell 2000 Healthcare Index (expressed as a percentage), in each case as determined for the period beginning October 1, 2015 and ending September 30, 2018 on the assumption that an investor invested $100 in each of the Company’s Common Stock and the Russell 2000 Healthcare Index on October 1, 2015, as determined by the Committee in its reasonable discretion. There shall be no prorated or partial determination of the TSR modifier, it shall be either 75%, 100% or 125%, depending upon the range of Relative TSR.

For example, if following the end of the Performance Period the Committee determines that the level at which the Adjusted EBITDA is satisfied is 95% of Target, and Relative TSR is 55%, the percentage level at which the Performance Condition has been satisfied shall be 82.88%, which is equal to the product of the preliminary percentage at which the Performance Condition is satisfied (82.88%, after apply straight-line interpolation) and the TSR Modifier (100%).

(b) Change in Control. For the avoidance of doubt, (i) a Change in Control shall not result in the accelerated vesting of either the Time-Based Condition or the Performance Condition, and (ii) in connection with a Change in Control or any other event described in Section 4.2 of the Plan, the Committee shall have the discretion to adjust the RSUs and the Performance Condition as provided in the Plan.

(c) Forfeiture.

(i) All RSUs for which the Time-Based Condition has not been satisfied prior to a Participant’s Termination for any reason (after taking into account the accelerated satisfaction of the Time-Based Condition as provided below) shall be immediately forfeited upon such Termination and the Participant shall have no further rights to such RSUs hereunder.

(ii) Notwithstanding the prior paragraph, in the event of the Participant’s Termination (x) by the Participant for “Good Reason”, (y) by the Company other than for “Cause” or (z) due to the Participant’s “Retirement”, in each case following October 1, 2016, the Time-Based Condition shall be immediately satisfied in a prorated amount (rounded down to the nearest whole number of RSUs) equal to the product of (i) the Target RSUs and (ii) the percent as determined in accordance with the table below.

Date of Termination	Percent
Between October 1, 2016 and September 30, 2017	33.33%
Between October 1, 2017 and September 30, 2018	66.66%
On or after October 1, 2018	100%

To the extent that any RSUs have satisfied the Time-Based Condition as of the Participant’s Termination, such RSUs shall remain outstanding until the end of the Performance Period and shall have the opportunity to vest at such time determined based upon the percentage level at which the Performance Condition is satisfied.

(iii) Notwithstanding the foregoing, in the event of the Participant’s Termination due to the Participant’s death or Disability, the Time-Based Condition for all of the RSUs shall be immediately satisfied in full and the Performance Condition shall be immediately satisfied at 100%.

(iv) For purposes of this agreement, “Cause” and “Good Reason” shall have the meaning given such term in the definitive employment agreement between the Participant and the Company or any of its subsidiaries, provided, however that if there is no such agreement or no such defined term exists, no Termination shall be deemed to be without “Cause” or for “Good Reason” hereunder. For purposes of this Agreement, “Retirement” shall mean a Termination by the Participant following the date the either (x) the Participant has reached age sixty (60) (or such younger age with the consent of the Committee) and has completed ten (10) years of service with the Company, or (y) the Participant has reached age sixty five (65) (or such younger age with the consent of the Committee) and has completed at least five (5) years of service with the Company, in each case as determined by the Committee.

(v) Any RSUs that do not become fully vested as of the end of the Performance Period shall expire immediately following the date that the Committee determines the level at which the Performance Condition is satisfied.

4. Delivery of Shares. Following the satisfaction of both the Time-Based Condition and the Performance Condition with respect to any part of the RSUs granted hereunder, the Participant shall receive the number of shares of Common Stock that correspond to the number of such RSUs, which shall be delivered no later than March 15 of the calendar year following the calendar year in which or with respect to which both such vesting conditions were satisfied.

5. Dividends; Rights as Stockholder. Cash dividends on shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the

Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

6. Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any minimum statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.

9. Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10. Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the

Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

12. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

13. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

14. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.

15. Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

16. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.

17. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

18. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts and by facsimile or other electronic submission, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

21. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

22. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CIVITAS SOLUTIONS, INC.

By:
Name:
Title:

PARTICIPANT

Name:

Signature Page to Restricted Stock Unit Agreement